EXHIBIT 10.5

             THE FARMERS NATIONAL BANK OF EMLENTON CORPORATE BANKING
                           INCENTIVE PROGRAM (SUMMARY)

The Farmers National Bank of Emlenton Corporate Banking Incentive Program provides incentive compensation for the Bank's commercial loan officers. Primary emphasis is placed on new loan production, loan portfolio growth and customer retention, deposit growth, and profitability. Key performance factors include account management, credit quality, and loss experience.

Pursuant to this plan, commercial loan officers are rewarded with quarterly incentive payments for commercial loan production (based on new loan volume for new and existing customers), portfolio growth and fee income. In addition, annual incentives are rewarded for the attainment of individual portfolio growth goals, departmental growth goals, deposit growth and profitability. To be eligible, commercial loan officers are evaluated utilizing a number of performance factors including account management, credit quality and loss experience.

The plan is administered by the Human Resources Committee and reviewed annually by the Committee with any changes being recommended to the full Board of Directors of the Bank for approval.